EXHIBIT 4.4


                             DECLARATION OF TRUST

                                      OF

                        FIRST AMERICAN CAPITAL TRUST I


     THIS DECLARATION OF TRUST dated as of April 11, 1997 (the "Declaration"), is made by and among The First American Financial Corporation, a California corporation, as sponsor (the "Sponsor"), Wilmington Trust Company, as trustee (the "Delaware Trustee"), and Thomas A. Klemens, as trustee (the "Regular Trustee") (the Delaware Trustee and the Regular Trustee, collectively, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "First American Capital Trust I" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under the Delaware Business Trust Act, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this Declaration constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

     3. The Sponsor and the Trustees will enter into an Amended and Restated Declaration of Trust satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and the Regular Trustee or the Sponsor shall take any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.
Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

     4. The Sponsor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other skilled professionals) and (ii) indemnify, defend and hold harmless the Trustees and their officers, directors, employees and agents (collectively, the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such
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Expenses arise out of or are imposed upon or asserted at any time against such
Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify an Indemnified Person for Expenses incurred by such Indemnified Person to the extent such Expenses are incurred as a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

     5. The Sponsor and the Regular Trustee are hereby authorized, individually and/or collectively, in their discretion, (i) to prepare and distribute one or more offering memoranda in preliminary and final form, including any necessary or desirable amendments and supplements, relating to the offering and sale of Capital Securities of the Trust in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such forms or filings as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the Capital Securities of the Trust; (ii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Capital Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iii) to execute and file an application, and all other applications, statements, certificates, agreements and other instruments that shall be necessary or desirable, to have the Capital Securities listed on the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market and, if and at such time as determined by the Sponsor, with the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing or quotation of the Capital Securities of the Trust; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities of the Trust; (v) to execute, deliver and perform on behalf of the Trust one or more purchase agreements, registration rights agreements, dealer manager agreements, escrow agreements, subscription agreements and other similar or related agreements providing for or relating to the sale of the Capital Securities of the Trust; and (vi) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing.

     In the event that any filing referred to in this Section 5 is required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), PORTAL or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacities as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL or state securities or Blue Sky laws.

     6.   This Declaration may be executed in one or more counterparts.

     7. The number of trustees of the Trust initially shall be two (2) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, the Sponsor is entitled to appoint and to remove (with or without cause) any trustee of the Trust at any time.
Any trustee of the Trust may resign upon thirty (30) days' prior written notice to the Sponsor.
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     8.   This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).
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     IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.

                         THE FIRST AMERICAN FINANCIAL
                         CORPORATION, as Sponsor


                         By:     /s/ Thomas A. Klemens
                              Name:  Thomas A. Klemens
                              Title: Executive Vice President and
                                     Chief Financial Officer


                         WILMINGTON TRUST COMPANY, not in its      individual
                    capacity, but solely as
                         trustee


                         By:     /s/ Donald G. MacKelcan
                              Name:  Donald G. MacKelcan
                              Title: Assistant Vice President


                         Thomas A. Klemens, not in his individual  capacity,
                    but solely as trustee


                          /s/ Thomas A. Klemens
                              Thomas A. Klemens